UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                             May 24, 2011

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51841 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
10 Cromwell Place, London, United Kingdom Address of principal executive offices)		SW7 2JN (Zip Code)

Registrant’s telephone number, including area code   303 800 5752

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01.	Other Events.

On May 24, 2011, Soltera announced that Goldlake Italia S.p.A. intends to maintain its options under the terms of the Financing Agreement that expires on June 30, 2011.  See Exhibit 10.22 – Financing Agreement for more details.  Pursuant to the terms and conditions of the Financing Agreement with Goldlake Italia S.p.A., the continued financing will be used to maintain the El Torno rental/purchase agreement, to continue the gold exploration, and to cover general operational expenses including SEC filings.

A press release regarding the financing was issued on May 24, 2011.  A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

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Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.22
Financing Agreement dated June 9, 2010 between Soltera Mining Corp. and Goldlake Italia S.p.A., filed as an Exhibit to Soltera’s Form 8-K (Current Report) on June 18, 2010 and incorporated herein by reference.
Filed
99.1	Press release dated May 24, 2011 announcing the continued financing by Goldlake Italia S.p.A.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated: May 24, 2011	By: /s/ Fabio Montanari
Fabio Montanari – CEO & Director

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Exhibit 99.1

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SOLTERA MINING CORP.

PRESS RELEASE

GOLDLAKE TO MAINTAIN OPTIONS UNDER FUNDING AGREEMENT WITH SOLTERA MINING CORP.

Jujuy, Argentina - May 24, 2011 - Dr. Fabio Montanari, President and CEO of Soltera Mining Corp. (OTC: SLTA.PK; Frankfurt: SN7) (www.solteramining.com) is pleased to announce that the Goldlake Group (“Goldlake”), through its holding company Goldlake Italia S.p.A, intends to maintain its options under the terms of the Goldlake-Soltera Capital Increase Agreement of 9th June 2010 which expires on 30th June 2011.

The Agreement states that Goldlake has the option to invest a total of US$1,500,000 before 30th June 2011.  To date, Goldlake has invested US$600,000.  The remaining US$900,000 will be used to maintain the El Torno rental/purchase agreement, continue the gold exploration and cover general operational expenses including SEC filings. In return, Goldlake will be issued shares at US$0.10 per share and each issued share will provide Goldlake with warrants to subscribe for two shares at US$0.15 per share.  Soltera will appoint two additional Goldlake-nominated Directors to the Board.

About The Goldlake Group (“Goldlake”)

The Goldlake Group is the first Italian organisation to invest in the mining and exploration sector of Honduras and now Argentina.  The Group is privately owned, with the majority stake held by the founder of Italy’s third largest cement company, Colacem.  It has offices in Gubbio (Italy), London (UK) and at its main operations in Tegucigalpa, Honduras.

Goldlake’s strategy is to mine only environmentally friendly gold without the use of cyanide or other chemicals.  In Honduras, this involves working alluvial gold using a cyanide-free extraction process and a zero waste and water management system.  In Argentina, El Torno is particularly attractive because much of the gold appears to be free and extractable by simple mechanical rather than chemical methods (Ethical Gold Exploitation).

The company has established a supply chain from extraction to final customer, including analytical laboratories, refining operation and direct sales to the customer, over which it has complete control.  Furthermore, Goldlake has a track record of developing successful businesses in emerging markets and has a management team with significant experience in the mining sector.

For more information, please visit the Goldlake website at www.goldlake.co.uk

Contact:

Fabio Montanari
President/CEO
Soltera Mining Corp.
1-888-768-55521-303-800-5752
info@solteramining.com
fmontanari@solteramining.com

Safe Harbor Statement: Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act  of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Information or opinions in this document are presented solely for informative purposes and are not intended nor should be construed as investment advice. We encourage you to carefully review the Company with your investment advisor and verify any information that is important to your investment decision.

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